EXHIBIT 32.1
WRITTEN STATEMENT
PURSUANT TO
 18 U.S.C. SECTION 1350

In connection with Annual Report of Nemaura Medical Inc. and its subsidiaries (the “ Company ”) on Form 10-K for the year ended March 31, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Dewan F H Chowdhury, Chief Executive Officer (Principal Executive Officer) of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)  The Report fully complies with the requirements of Section 13a-14(b) or 15d-14(b) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: June 12, 2018	By:	/s/ Dewan F H Chowdhury
	Name:	Dewan F H Chowdhury
	Title:	Chief Executive Officer (Principal Executive Officer)